UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/24/2005

R. R. DONNELLEY & SONS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-4694

DE	361004130
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

77 W. Wacker Dr., Chicago, IL 60601
(Address of Principal Executive Offices, Including Zip Code)

3123268000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Pursuant to the terms of the Combination Agreement dated November 8, 2003 (the "Combination Agreement") between R.R. Donnelley & Sons Company (the "Company") and Moore Wallace Incorporated, the By-laws of the Company were amended, effective upon the closing of the transactions contemplated by the Combination Agreement on February 27, 2004, to provide that the number of directors constituting the whole Board of Directors was to be reduced from 15 to 11 immediately prior to the Company's 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting"). In accordance with the By-Laws, on March 24, 2005, the Board determined that Gregory Q. Brown and Joan D. Manley will not stand for re-election to the Board at the 2005 Annual Meeting, (which is scheduled to be held on May 26, 2005), and James R. Donnelley and Alfred C. Eckert III will retire from the Board of Directors and all committees thereof immediately prior to the 2005 Annual Meeting.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 24, 2005, the Board of Directors amended and restated the By-laws of the Company in order to provide that a majority of the directors shall from time to time fix the number of directors constituting the whole Board, subject to the provisions of the Certificate of Incorporation. As noted above in Item 5.02, the By-laws previously provided that the Board would consist of 15 directors until immediately prior to the 2005 Annual Meeting, at which time the Board would consist of 11 directors. The Board has set the size of the whole Board at 11 effective at the 2005 Annual Meeting.

The By-laws were also amended to provide that a majority of the directors may designate from three to seven directors to constitute an Executive Committee of the Board. As contemplated by the Combination Agreement, the By-laws previously provided that the Company would have an Executive Committee until immediately prior to the 2005 Annual Meeting at which time it would be disbanded, and also set forth the composition of the Executive Committee.

In addition, the By-Laws were amended to remove provisions added to the By-laws upon closing of the transactions contemplated by the Combination Agreement regarding the chairmanship of committees of the Board and voting requirements with respect to appointing additional members to certain committees of the Board.

The foregoing description of amendments to the By-laws does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated By-laws themselves, which are filed in this Report as Exhibit 3.2.

Item 9.01.    Financial Statements and Exhibits

3.2 Amended and Restated By-Laws of R.R. Donnelley & Sons Company

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

R R DONNELLEY & SONS COMPANY

Date: March 28, 2005.	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(ii).	Amended and Restated By-Laws